UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 27, 2026, Erasca, Inc. (the “Company”) announced that it will host a conference call and webcast to discuss preliminary Phase 1 dose escalation data for its potentially best-in-class pan-RAS molecular glue ERAS-0015 in patients with RAS-mutant solid tumors today, Monday, April 27, 2026, at 4:30 pm ET.

The dial-in number is 1-877-407-3982 (U.S./Canada) or 1-201-493-6780 (international). The live webcast and replay may be accessed by visiting Erasca’s website at Erasca.com/events.

The information set forth in this Item 7.01 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

By filing this report and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation available on the Company’s website. The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate or as required by applicable law. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, by updating the Company’s website or through other public disclosure.

Item 8.01 Other Events.

On April 24, 2026, the Company received a letter from legal counsel for Revolution Medicines, Inc. (“RevMed”). In the letter RevMed alleged that (1) the Company’s asset ERAS-0015 is “substantially equivalent” to certain compositions claimed in RevMed’s U.S. Patent No. 12,409,225 (the “‘225 Patent”) and that ERAS-0015 infringes the ‘225 Patent under the doctrine of equivalents; (2) that a third party misappropriated RevMed’s alleged trade secrets in connection with a patent relating to ERAS-0015, and that the Company is allegedly liable under the trade secret laws as a licensee; and (3) that the Company has improperly compared preclinical data of ERAS-0015 and RMC-6236 in public disclosures. RevMed demanded that, among other things, the Company immediately cease all making, using, offering for sale, selling, and importation of ERAS-0015 in the United States for any purpose not protected by the Hatch-Waxman safe harbor and cease making any deceptive and untrue comparative statements comparing ERAS-0015 and RMC-6236. The Company believes the assertions in the letter are without merit and intends to contest the allegations vigorously.

Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the Company’s response to the RevMed allegations and the final outcome regarding any disputes between the Company and RevMed. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s ability to successfully defend against allegations raised by, or any future litigation initiated by, RevMed that ERAS-0015 infringes patents held by RevMed or was derived from RevMed trade secrets; and other risks described in the Company’s prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2025, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erasca, Inc.

Date:	April 27, 2026	By:	/s/ Ebun Garner
Chief Legal Officer